EXHIBIT 10(z)


                              FOURTH AMENDMENT

     FOURTH AMENDMENT, dated as of September 13, 1994 (this "Amendment"), to the Credit Agreement, dated as of November 27, 1991, as heretofore amended (the "Credit Agreement"), among COLOR TILE, INC., a Delaware corporation (the "Company"), the financial institutions parties thereto (the "Banks") and Chemical Bank, as the agent for the Banks (in such capacity, the "Agent").

                           W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Company; and

     WHEREAS, the Company has requested, and, upon this Amendment becoming effective, the Banks party hereto have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                         ARTICLE I. DEFINED TERMS

     Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          ARTICLE II. AMENDMENTS TO CREDIT AGREEMENT AND CONSENTS

     1. Amendments to Section 1. Subsection 1.1 of the Credit
     Agreement is hereby amended as follows:

     (a) by deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

          "Commitment": as to any Bank at any time, such Bank's
     Swing Line Commitment, Tranche A Term Loan Commitment,
     Tranche B Term Loan Commitment, Tranche C Term Loan
     Commitment and Revolving Credit Commitment; collectively, as to all the Banks, the "Commitments".

          "Commitment Percentage": as to any Bank at any time, its Tranche A Term Loan Commitment Percentage, its Tranche B Term Loan Commitment Percentage, its Tranche C Term Loan Commitment Percentage or its Revolving Credit Commitment Percentage, as the context may require.

          "Term Loan Notes": collectively, the Tranche A Term
     Loan Notes, the Tranche B Term Loan Notes and the Tranche C
     Term Loan Notes.







          "Term Loans": collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

     (b) by adding thereto the following definitions in their appropriate alphabetical order:

          "Fourth Amendment": the Fourth Amendment dated as of September 13, 1994 to this Agreement.

          "Fourth Amendment Effective Date": the date of effectiveness of the Fourth Amendment.

          "Tranche C Bank": each Bank having a Tranche C Term
     Loan Commitment which is not zero.

          "Tranche C Closing Date": the date on which the Tranche
     C Banks make their Tranche C Term Loans.

          "Tranche C Commitment Supplement": the supplement substantially in the form of Exhibit P.

          "Tranche C Term Loan Commitment": as to any Bank, its obligation to make a Tranche C Term Loan to the Company pursuant to subsection 3A.l in an aggregate amount not to exceed the amount set forth under such Bank~s name in
     Schedule II to the Tranche C Commitment Supplement opposite the caption "Tranche C Term Loan" or in Schedule II to any Commitment Transfer Supplement pursuant to which a Bank acquires its Tranche C Term Loan Commitment, as the same may be reduced from time to time pursuant to subsection 5.3 or adjusted pursuant to subsection 12.6(c); collectively, as to all the Banks, the "Tranche C Term Loan Commitments".

          "Tranche C Term Loan Note" and "Tranche C Term Loan
     Notes": as defined in subsection 3A 2

          "Tranche C Term Loan Commitment Percentage": as to any
     Tranche C Bank at any time, the percentage of the aggregate
     Tranche C Term Loan Commitments then constituted by such
     Tranche C Bank's Tranche C Term Loan Commitment.

          "Tranche C Term Loan" and "Tranche C Term Loans": as defined in subsection 3A.1.

     2. Amendments to Section 5. Subsection 5.4 of the Credit
     Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following new paragraph (c):

          "(c) The Tranche A Term Loans and Tranche B Term Loans shall be repaid in 26 consecutive quarterly installments on the dates opposite the amounts set forth on Schedule II under the heading "Tranche A and Tranche B Installment Amounts, and the Tranche C Term Loans shall be repaid (but



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     only if actually borrowed) in 12 consecutive quarterly
     installments on the dates opposite the amounts set forth on
     Schedule II under the heading "Tranche C Installment Amount" (each such day, an "Installment Payment Date"), commencing on September 30, 1992, in the case of the Tranche A Term Loans and Tranche B Term Loans, and on March 31, 1996, in the case of the Tranche C Term Loans, in an aggregate amount equal to the amount specified for each such Installment Payment Date with respect to such Term Loan on Schedule II, provided, that, on each Installment Payment Date, until either the Tranche A Term Loans or the Tranche B Term Loans shall have been paid in full, one-half of the amount of the repayment made on such Installment Payment Date applicable to the Tranche A Term Loans and Tranche B Term Loans shall be applied to the Tranche A Term Loans and one-half of such amount shall be applied to the Tranche B Term Loans."

     3. Amendments to Section 9. (a) Subsection 9.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (i) thereof, (ii) deleting the period at the end of clause (j) thereof and substituting "; and" in lieu thereof and
     (iii) adding the following new clause (k):

               "(k) Indebtedness in respect of commercial letters of credit (other than Letters of Credit) in an aggregate amount not to exceed $10,000,000 at any time outstanding."

     (b) Subsection 9.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (o) thereof,
     (ii) deleting the period at the end of clause (p) thereof and substituting "; and" in lieu thereof and (iii) adding the following new clause (q):

               "(q) Liens on documents of title and the property covered thereby and the proceeds thereof securing (i) Indebtedness in respect of letters of credit permitted pursuant to subsection 9.1(k) and (ii) obligations in respect of letters of credit not constituting Indebtedness hereunder."

     (c) Subsection 9.5 of the Credit Agreement is hereby amended by (i) deleting the figure "$1,000,000" from clause (c) thereof and substituting in lieu thereof the figure "$2,000,000", (ii) deleting the word ~and" from the end of clause (j) thereof, (iii) deleting "." from the end of clause (k) thereof and substituting in lieu thereof "; and", and (iv) inserting at the end of such subsection 9.5 the following new clause (l):

               "1) sales of equipment of the Company and its Subsidiaries used in the ordinary course of their business in connection with the financing of such equipment and computer software within (i) 180 days after the Fourth Amendment Effective Date, in the case




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          of equipment and computer software owned by the Company
          and its Subsidiaries on the Fourth Amendment Effective
          Date and having an aggregate fair market value not in excess of $3,000,000, and (ii) 180 days after its acquisition, otherwise."

     4. Amendments to Schedules. (a) Schedule I to the Credit
     Agreement is hereby deleted in its entirety and Schedule I to this Amendment is hereby substituted in lieu thereof.

     (b) Schedule II to the Credit Agreement is hereby deleted in its entirety and Schedule II to this Amendment is hereby substituted in lieu thereof.

     5. New Section 3A. The Credit Agreement is hereby amended by inserting, immediately following Section 3, the following new
     Section 3A:

          "SECTION 3A. TRANCHE C TERM LOANS

               3A.1 Tranche C Term Loans. Subject to the terms and conditions hereof, each Tranche C Bank severally agrees to make loans in Dollars (individually, a "Tranche C Term Loans"; collectively, the "Tranche C Term Loans") to the Company on the Tranche C Closing Date, in a principal amount not to exceed such Tranche C Bank's Tranche C Term Loan Commitment. The Tranche C Term Loans shall be made initially as MHTC Rate Loans.

               3A.2 Tranche C Term Loan Notes. The Tranche C Term Loan made by each Tranche C Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-3 (a "Tranche C Term Loan Note"), with appropriate insertions, payable to the order of such Tranche C Bank and representing the obligation of the Company to pay the lesser of (a) the amount of the initial Tranche C Term Loan Commitment of such Tranche C Bank and (b) the aggregate unpaid principal amount of the Tranche C Term Loan made by such Tranche C Bank, with interest thereon as prescribed in subsection 5.5. Each Tranche C Bank is hereby authorized to record the amount of the Tranche C Term Loan made by such Tranche C Bank, each payment or prepayment of principal on the amount of the Tranche C Term Loan, and the date of each interest rate conversion pursuant to subsection 5.2 and the principal amount subject thereto, on the schedule annexed to and constituting a part of its Tranche C Term Loan Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of any Tranche C Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under such Note. Each Tranche C Term Loan Note shall (i) be dated the Tranche C Closing Date and
     (ii) bear interest for the period from the date thereof on



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     the unpaid principal amount thereof from time to time
     outstanding at the applicable interest rates per annum specified in subsections 5.5(a), (b) and (c). Interest on each Tranche C Term Loan Note shall be payable as specified in subsection 5.5(d).

          3A.3 Repayment of Tranche C Term Loans. The Company shall repay the Tranche C Term Loans as provided in subsection 5.4(c).

          3A.4 Use of Proceeds. The proceeds of the Tranche C
     Term Loans shall be used for general corporate purposes.

          3A.5 Tranche C Commitment Supplement. It is agreed that the Tranche C Term Loan Commitments of the Tranche C Banks shall be as set forth in the Tranche C Commitment Supplement executed and delivered to the Agent prior to the Tranche C Closing Date. Such Tranche C Commitment Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the assumption of the Tranche C Term Loan Commitments set forth therein by the Tranche C Banks, the addition as Banks of any such Tranche C Banks which were not theretofore Banks under this Agreement, and the adjustment of the Commitment Percentages arising as a result of the assumption of such Tranche C Term Loan Commitments."

     6. New Subsection 7.3. The Credit Agreement is hereby amended by inserting, immediately following subsection 7.2, the following new subsection 7.3:

               "7.3 Conditions to Tranche C Term Loans. The obligation of any Bank to make its Tranche C Term Loan on the Trance C Closing Date is subject to the satisfaction, or waiver by such Tranche C Bank, immediately prior to or concurrently with the making of such Tranche C Term Loans, of the following conditions:

               (a) Tranche C Commitment Supplement. The Tranche C Commitment Supplement, providing for Tranche C Term Loan Commitments in an aggregate amount not less than $29,000,000, shall have been executed and delivered by each Bank which shall become a Tranche C Bank thereunder, the Company and the Agent, and the Agent shall have received an original executed copy thereof for itself and each Tranche C Bank.

               (b) Tranche C Term Loan Notes. The Agent shall have received for the account of each Tranche C Bank a Tranche C Term Loan Note, conforming to the requirements of the Credit Agreement and executed by a duly authorized officer of the Company.

               (c) Closing Certificates. The Agent shall have


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     received a Closing Certificate of each of Holdings, the
     Company and each Subsidiary of the Company party to the Subsidiary Guarantee, dated the Tranche C Closing Date, in substantially the form of Exhibit B to the Fourth Amendment, with appropriate insertions and attachments, in form and substance reasonably satisfactory to the Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit party.

               (d) Legal Opinion. The Agent shall have received, dated the Tranche C Closing Date and addressed to the Agent and the Banks, an opinion of Gibson, Dunn & Crutcher, counsel to the Company, in form and substance reasonably satisfactory to the Agent and its counsel.

     7. New by inserting A-3. The Credit Agreement is hereby amended by inserting as a new Exhibit A-3, immediately following Exhibit A-2, Exhibit A-3 attached to this Amendment.

     8. New Exhibit P. The Credit Agreement is hereby amended by inserting as a new Exhibit P, immediately following Exhibit O-2, Exhibit P attached to this Amendment.

     9. Consent to Accounts Receivable Sale Program.  The Company, the
     Agent and the Banks hereby consent and agree that, notwithstanding anything to the contrary contained in the Credit Agreement, (1) subject to the proviso set forth at the end of this Section 9 of Article II, the Company shall be permitted to sell accounts receivable from time to time, (2) the Agent and the Banks shall, at the expense of the Company, execute and deliver to the Company any releases of security interests of the Agent and the Banks in such accounts receivable and any other documents to evidence such releases as the Company may reasonably request, and (3) the sales of such accounts receivable pursuant to this
     Section 9 of Article II shall not be considered "Asset Sales" under the Credit Agreement; provided, however, that the aggregate face amount of accounts receivable subject to a program of sale of receivables permitted by this Section 9 of Article II shall not exceed $10,000,000 at any time, and any such sales of accounts receivable shall be consummated on terms, reasonably satisfactory to the Agent, pursuant to which the purchaser thereof shall have no recourse to any Credit Party or any assets of any Credit Party in connection with such accounts receivable or such sales.

                    ARTICLE III. CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective on the date (the "Amendment Effective Date") on which all of the following conditions precedent have been satisfied or waived:

     1. Amendment. The Agent shall have received an original executed copy of this Amendment for each Bank, duly executed and delivered by a duly authorized officer of the Company, and the Agent shall have received evidence satisfactory to it that this Amendment shall have



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     been executed and delivered by the Agent and the Required Banks.

     2. Affirmation by Guarantors. The Agent shall have received evidence satisfactory to it that each of Holdings and each Subsidiary party to the Subsidiaries Guarantee has consented to this Amendment and reaffirmed its obligations under the Guarantee executed by such Person.
                               ARTICLE IV. GENERAL

     1. Representation and Warranties. To induce the Agent and the Banks parties hereto to enter into this Amendment, the Company hereby represents and warrants to the Agent and all of the Banks as of the Amendment Effective Date that:

     (a) Financial Condition. The Company has delivered all of the financial statements required to be delivered pursuant to subsection 8.1(a) and (b) for the most recently ended fiscal year and fiscal quarterly period, and such financial statements present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at the dates thereof, and the consolidated results of their operations and their consolidated cash flows for the fiscal periods then ended covered thereby. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved except as approved by such accountants or such officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

     (b) No Change. Since the date of the most recent financial statements delivered pursuant to subsection 8.1(a) of the Credit Agreement (1) there has been no change, and no development or event involving a prospective change, which has had or could reasonably be-expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (2) no dividends or other distributions have been declared, paid or made upon the capital stock of the Company nor has any of the capital stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted under the terms of the Credit Agreement as in effect during such period.

     (c) Corporate Power; Authorization; Enforceable Obligations.

     (1) The Company has the corporate power and authority, and the legal right, to make and deliver this Amendment and the Tranche C Term Loan Notes (collectively, the "Amendment Documents"), and each other Credit Party has the corporate power and authority, and the legal right, to make and deliver the Amendment Documents to which it is a party, and each Credit Party has the corporate power and authority, and the legal right, to perform the Credit Documents to which it is a party, as amended by the Amendment Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Amendment Documents and the performance of such Credit Documents, as so amended.

     (2) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of the Amendment Documents to which any Credit Party is a party or with the performance, validity or enforceability of the Credit Documents to which any of them is a party, as amended by the Amendment Documents.

     (3) Each Amendment Document to which any Credit Party is a party has been duly executed and delivered on behalf of such Credit Party.

     (4) Each Amendment Document to which any Credit Party is a party and each Credit Document to which it is a party, as amended by the Amendment Documents, constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) No Legal Bar. The execution, delivery and performance of the Amendment Documents to which any Credit Party is a party and the performance of the Credit Documents to which it is a party, as amended by the Amendment Documents, will not violate any Requirement of Law or Contractual Obligation of such Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     (e) Representations and Warranties. The representations and warranties made by each Credit Party in the Credit Documents to which it is a party are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

     2. Payment of Expenses. The Company agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with the Amendment Documents, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

     3. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement, the Notes and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

     4. Confirmation by Banks. Each Bank party hereto acknowledges that the Collateral Spread Date has occurred, and confirms and agrees that the principal amount of the Tranche A Term Loan and Tranche B Term Loan of such Bank outstanding on the date hereof, as reflected in the records of the Agent, after giving effect to all payments of principal heretofore received in respect thereof, and as set forth in Schedule I to this Amendment as the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Bank, is the correct amount thereof. Each Bank party hereto confirms and agrees that the amounts set forth on Schedule II to this Amendment under the heading "Remaining Tranche A and B Amortization" correctly sets forth the remaining scheduled principal amortization of the Tranche A Term Loans and Tranche B Term Loans of all the Banks. Upon the execution and delivery of this Amendment by the requisite number of the Banks to approve the modification referred to in this sentence pursuant to the Credit Agreement, the proviso to subsection 5.4(c) of the Credit Agreement (as amended by Article II, Section 2 of this Amendment) shall be deemed modified to provide that repayments of the Tranche A Term Loans and Tranche B Term Loans shall be applied to such Term Loans pro rat a based upon the principal amounts thereof then outstanding.

     5. Affirmation of Guarantees. Each of Holdings and each Subsidiary party to the Subsidiaries Guarantee hereby consents to the execution and delivery of this Amendment and reaffirms its obligations under the Guarantee executed by such Person.

     6. Governing Law; Counter Parts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written

                                   COLOR TILE, INC.

                                   By: /s/Daniel J. Gilmartin
                                   Title:


                                   THE BANK OF TOKYO TRUST COMPANY








                                   By: /s/Victor Buczacchelli
                                   Title:


                                   BANQUE FRANCAISE DU COMMERCE
                                   EXTERIEUR

                                   By: /s/Mark A. Harrington
                                   Title:


                                   COMPAGNIE FINANCIERE DE CIC ET
                                     DE L'UNION EUROPEENNE

                                   By: /s/Sean Mounier
                                   Title:


                                   CREDIT LYONNAIS, NEW YORK BRANCH

                                   By: /s/Robert Dial
                                   Title:


                                   HOUSEHOLD COMMERCIAL FINANCIAL
                                     SERVICES, INC.

                                   By: /s/Thomas Thompson
                                   Title:


                                   SOCIETE GENERALE

                                   By: /s/Karel Vasak
                                   Title:


                                   BANQUE PARIBAS


                                   By: /s/David Buseck
                                   Title:


                                   CHEMICAL BANK

                                   By: /s/Hans von Nolde
                                   Title:


                                   CRESCENT/MACH I PARTNERS, L.P.

                                   By: /s/Mark Gold
                                   Title:








                                   FLEET BANK OF MASSACHUSETTS

                                   By: /s/Thomas J. Bullard
                                   Title:


                                   NATIONSBANK OF TEXAS, N.A.

                                   By: /s/Vince Liberio
                                   Title:

                                   PILGRIM PRIME RATE TRUST

                                   By: /s/Michael McAdams
                                   Title:


                                   PROSPECT STREET SENIOR PORTFOLIO,L.P.

                                   By: /s/Dana Erikson
                                   Title:


                                   VAN KAMPEN MERRITT PRIME
                                     RATE INCOME TRUST

                                   By: /s/Jeffrey Maillet
                                   Title:


                                   FIRST INTERSTATE BANK OF TEXAS, N.A.

                                   By: /s/Steve Wood
                                   Title:


                                   THE DAIWA BANK LTD.

                                   By: /s/James T. Wang
                                   Title:


                                   CHEMICAL BANK, as Agent

                                   By: /s/Joseph A. Jabes
                                   Title:


          Each of the following guarantors hereby consents to the execution and delivery of the foregoing Amendment and reaffirms its obligations under the Guarantee executed by it.







                              COLOR TILE HOLDINGS, INC.

                              By:  /s/ Eddie Lesok
                              Its: Vice President


                              COLOR TILE FRANCHISING, INC.

                              By:  /s/ Eddie Lesok
                              Its: Chief Executive Officer and
                                   Chairman of the Board


                              COLOR TILE MANUFACTURING, INC.

                              By:  /s/ Eddie Lesok
                              Its: President


                              C. TILE TRANSPORTATION, INC.

                              By:  /s/ Eddie Lesok
                              Its: President

                              AMERICAN BLIND FACTORY, INC.

                              By:  /s/ Eddie Lesok
                              Its: Vice President